CUSIP No. 74163Q100                    13G                   Page 20 of 25 pages


                                    EXHIBIT A

AGREEMENT OF REPORTING PERSONS

      Each of the undersigned hereby agrees that Amendment No. 2 to the Schedule 13G filed on the date hereof with respect to the shares of Common Stock of Primus Knowledge Solutions, Inc. has been filed on behalf of the undersigned.

SIGNATURE:

      Dated: February 14, 2002

      Entities:

Oak Investment Partners VI, Limited Partnership
Oak Associates VI, LLC
Oak VI Affiliates Fund, Limited Partnership
Oak VI Affiliates, LLC
Oak Investment Partners VII, Limited Partnership
Oak Associates VII, LLC
Oak VII Affiliates Fund, Limited Partnership
Oak VII Affiliates, LLC
Oak Management Corporation


                                           By: /s/ Edward F. Glassmeyer
                                               ---------------------------------
                                                    Edward F. Glassmeyer, as
                                                    General Partner or
                                                    Managing Member or as
                                                    Attorney-in-fact for the
                                                    above-listed entities

Individuals:

Bandel L. Carano
Gerald R. Gallagher
Edward F. Glassmeyer
Fredric W. Harman
Ann H. Lamont


                                           By: /s/ Edward F. Glassmeyer
                                               ---------------------------------
                                                    Edward F. Glassmeyer,
                                                    Individually and as
                                                    Attorney-in-fact for the
                                                    above-listed individuals